EXHIBIT 21

LIST OF SUBSIDIARIES (INCLUDING STATE OF INCORPORATION AND TRADE NAMES) OF THE COMPANY

The following is a list of the existing subsidiaries of the Company.

NAME SUBSIDIARY                     TRADE NAME                              STATE OF INCORPORATION
Base Acquisition Corp.              NONE                                    Delaware
Crystal Palace Acquisition Corp.    NONE                                    Delaware
DKG Acquisition Corp.               NONE                                    Delaware
Elwell Acquisition Corp.            NONE                                    Delaware
St. George Acquisition Corp.        NONE                                    Delaware
Stone Acquisition Corp.             NONE                                    Delaware
ARA Acquisition Corp.               NONE                                    Delaware
Animation U.S.A. Acquisition Corp.  NONE                                    Delaware
Filmart Acquisition Corp.           NONE                                    Delaware

The following is a list of the subsidiaries of the Company as existing upon consummation of the Acquisitions

NAME SUBSIDIARY                    TRADE NAME                               STATE OF INCORPORATION
American Royal Arts Corp.          NONE                                     Delaware
Animation U.S.A., Inc.             NONE                                     Washington
DKG Enterprises, Inc.              North Pole City                          Oklahoma
                                   North Pole City Gifts & Collectibles
Elwell Stores, Inc.                The Reef Hallmark Shop                   Florida
Filmart Productions, Inc.          Cartoon World                            New York
                                   Filmart Galleries
                                   Animation Art Resources
St. George, Inc.                   Little Elegance                          New Jersey
Stone's Shops, Inc.                NONE                                     Illinois